Exhibit 32 a

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Algae Dynamics Corp. a Canadian corporation (the “Company”) on Form 10-Q for the period ending December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Richard Rusiniak, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to TUNGSTEN CORP., and will be retained by TUNGSTEN CORP. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Richard Rusiniak
Richard Rusiniak
Chief Executive Officer
August 11, 2015